Exhibit 10.9

VIACOM INC.
SENIOR EXECUTIVE SHORT-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 12, 2018

ARTICLE I
GENERAL

Section 1.1	Purpose.

The purpose of the Viacom Inc. Senior Executive Short-Term Incentive Plan, as amended and restated effective November 12, 2018 (the “Plan”) is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the “Company”), by granting annual performance-based awards (“Awards”) to reward selected senior executive officers of the Company for their contributions to the Company’s financial success and thereby motivate them to continue to make such contributions in the future.

Section 1.2	Definitions.
As used in the Plan, the following terms shall have the following meanings:
(a)    “Award” shall have the meaning set forth in Section 1.1.

(b)    “Board” shall mean the Board of Directors of the Company.

(c)    “Class B Common Stock” shall mean shares of Class B Common Stock, par value $0.001 per share, of the Company.

(d)    “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules, regulations and guidance promulgated thereunder from time to time.

(e)    “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board to administer the Plan in accordance with Section 1.3 of the Plan). The Committee shall consist of at least two (2) individuals, each of whom shall be independent of the Company, as “independence” is defined in the listing standards of the NASDAQ Global Select Market (“NASDAQ”) and in the Viacom Inc. Corporate Governance Guidelines.

(f)    “Company” shall have the meaning set forth in Section 1.1.

(g)    “Earnings Per Share” shall have the meaning provided in GAAP.

(h)    “Effective Date” shall have the meaning set forth in Section 4.11.

(i)    “Equity Plan” means the Viacom Inc. 2016 Long-Term Management Incentive Plan, and any successor or similar plan of the Company.

(j)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

(k)    “Fair Market Value” of a share of Class B Common Stock on a given date shall be, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price on such date on NASDAQ or any other principal stock exchange on which the Class B Common Stock is then listed.

(l)    “Free Cash Flow” shall mean the Company’s Operating Income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures.

(m)    “GAAP” shall mean generally accepted accounting principles in the United States.

(n)    “Net Earnings” shall have the meaning provided in GAAP.

(o)    “Net Earnings from Continuing Operations” shall have the meaning provided in GAAP.

(p)    “Net Revenue” shall have the meaning provided in GAAP.

(q)    “OIBDA” shall mean the Company’s Operating Income before depreciation and amortization.

(r)    “OIBDA Without Inter-Company Eliminations” shall mean the Company’s Operating Income before depreciation, amortization and inter-company eliminations.

(s)    “Operating Income” shall have the meaning provided in GAAP.

(t)    “Participant” shall mean any “executive officer” of the Company, as designated as such by the Company under the rules and regulations of the Securities Exchange Act of 1934, as amended.

(u)    “Performance Goals” shall mean the performance goals determined by the Committee as set forth in Section 2.2 from which the Committee shall establish performance targets for a given Performance Period.

(v)    “Performance Period” shall mean a period of time over which performance is measured as determined by the Committee in its sole discretion.

(w)    “Plan” shall have the meaning set forth in Section 1.1.

(x)    “Revenue” shall have the meaning provided in GAAP.

(y)    “Salary” for any Performance Period shall mean the annual base salary of the Participant as in effect on the first day of the applicable Performance Period, unless otherwise determined by the Committee.

(z)    “Section 409A” shall mean Section 409A of the Code.

(aa)    “Subsidiary” shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

(bb)    “Target Award” means the target established by the Committee for each Performance Period based on a multiple (either a fraction or a whole number multiple) of the Participant’s Salary or a specified dollar amount.

Section 1.3	Administration of the Plan.

The Plan shall be administered by the Committee, which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of the Committee shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards.

Section 1.4	No Liability.

Subject to applicable law: (i) no member of the Committee shall be liable to any Participant or any other person for anything whatsoever in connection with the administration of the Plan except such Committee member’s own willful misconduct; (ii) under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee; and (iii) in the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon any such advice.

ARTICLE II
AWARDS

Section 2.1	Awards.

The Committee may grant Awards to Participants with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

Section 2.2	Terms of Awards.

(a)    For each Participant, the Performance Period, Performance Goal or Goals and related performance targets shall be the same as the Committee has selected for other executives in the Participant’s business pool. The Committee shall establish Target Awards for each Participant.

(b)    The Performance Goals selected by the Committee shall relate to the achievement of financial goals based on the attainment of budgeted (or otherwise specified) levels of one or more performance measures selected by the Committee. Such performance measures may include, without limitation, one or more of the following: OIBDA, OIBDA Without Intercompany Eliminations, Operating Income, Free Cash Flow, Gross Cash Flow, other specified cash results, Net Earnings, Net Earnings from Continuing Operations, Earnings Per Share, Revenue, Net Revenue, operating revenue, total shareholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured in terms of performance relative to selected peer companies or a market index.

Section 2.3	Limitation on Awards.

The aggregate amount of all Awards granted under the Plan to any Participant for any Performance Period shall not exceed the amount determined by multiplying such Participant’s Salary by a factor of eight (8), but in no event shall such amount exceed $50 million.

Section 2.4	Determination of Award.

After reviewing whether the Performance Goal or Goals have been met based on the Company’s financial results for a particular Performance Period, the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee’s assessment of the Participant’s individual performance or for any other reason.

Section 2.5	Payment of Award.

Subject to Section 2.6, Awards may be paid, in whole or in part, in cash, in the form of grants of equity-based awards issued under the Equity Plan, or in any other form prescribed by the Committee, and may be subject to such additional restrictions as the Committee, in its sole discretion, may impose. Such Awards shall be paid by the 15th day of the third calendar month following the end of the calendar year in which the last day of the applicable Performance Period occurs. If the Committee determines that an Award shall be paid in the form of an equity- based award issued under the Equity Plan, then, for purposes of determining the number of shares of Class B Common Stock subject to an Award, the Class B Common Stock shall be valued based on its Fair Market Value on the date such equity-based awards are granted. Where Awards are paid in property other than cash and Class B Common Stock, the value of such property, for purposes of the Plan, shall be determined by reference to the fair market value of the property on the date the Committee grants the award. Notwithstanding anything in this Section 2.5 to the contrary, the Committee may establish procedures pursuant to which the payment of any Award may be deferred. To the extent an Award provides for the right of a recipient to elect to defer compensation and such deferral would be subject to Section 409A, the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made.

Section 2.6	Employment Requirement.

Unless otherwise provided in a Participant’s employment agreement or as otherwise determined by the Committee, to be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or a Subsidiary during the Performance Period applicable to the Participant.

Section 2.7	Repayment.

The Committee may require a Participant to return all or a portion of any payment made in respect of an Award (including any payment in the form of an equity-based award or other property) if the Performance Goals or any of the quantitative factors considered in connection with the Committee’s negative discretion pursuant to Section 2.4 used to determine the amount of such Award are subsequently restated or otherwise adjusted and the Committee determines either (1) that in light of such restatement or adjustment the Award was not earned within the meaning of Section 2.4 or (2) that such restatement or adjustment alters the Committee’s assessment of the Participant’s individual performance in a manner that warrants reduction of the amount paid to the Participant in respect of the Award.

ARTICLE III
ADJUSTMENT OF AWARDS

In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event or any other extraordinary event occurs, or any other event or circumstance occurs that has the effect, as determined by the Committee, of distorting the applicable Performance Goals, including, without limitation, changes in accounting standards, the Committee shall adjust or modify the calculation of the applicable performance targets based on the Performance Goals, to the extent necessary to prevent reduction or enlargement of Awards for such Performance Period attributable to such transaction, circumstance or event. Such adjustments shall be conclusive and binding for all purposes.

ARTICLE IV
MISCELLANEOUS

Section 4.1	No Rights to Awards or Continued Employment.

The Plan does not confer on any employee any claim or right to receive Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

Section 4.2	Restriction on Transfer.

The rights of a Participant in any Awards shall not be transferable by the Participant to whom such Award is granted, otherwise than by will, the laws of descent and distribution or beneficiary designation or as otherwise permitted by the Committee subject to any conditions that it, in its sole discretion, may impose.

Section 4.3	Withholding.

The Company, or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries any federal, state, local, income or payroll taxes required by law to be withheld with respect to such payments and to make any other deductions permitted by law.

Section 4.4	No Restriction on Right of Company to Effect Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders or a Subsidiary to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a Subsidiary thereof or any other event or series of events, whether of a similar character or otherwise, whether or not such action would have an adverse effect on any Awards. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

Section 4.5	Source of Payments.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 4.6	Section 409A.

If any provision of the Plan or any Award contravenes Section 409A or could cause a Participant to recognize income for United States federal tax purposes in respect of an Award prior to payment of the Award or to be subject to any tax or interest under Section 409A, such provision of the Plan or any Award may be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without the imposition of any tax or interest under Section 409A. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A or cause a Participant to recognize income for United States federal tax purposes in respect of an Award prior to payment of the Award or to be subject to any tax or interest under Section 409A.

Section 4.7	Amendment and Termination.

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No such alteration, amendment, suspension or termination of the Plan may, without the consent of the Participant to whom an Award has been made, adversely affect the rights of such Participant in such Award; provided, however, that no such consent shall be required if the Committee determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or prudent (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (ii) to ensure that a Participant is not required to recognize income for United States federal tax purposes in respect of an Award prior to payment of the Award or subject to interest and additional tax under Section 409A with respect to any Award.

Section 4.8	Governmental Regulations.

The Plan, and all Awards, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 4.9	Headings.

The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 4.10	Governing Law.

The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 4.11	Effective Date.

The Plan became effective as of November 12, 2018 as the successor to the Viacom Inc. Senior Executive Short-Term Incentive Plan, as amended and restated December 12, 2016.